                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 16, 2002


                                  PFSWEB, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                   000-28275                75-2837058
 (State or other jurisdiction of    (Commission File         (I.R.S. Employer
         incorporation)                 Number)           Identification Number)


         500 NORTH CENTRAL EXPRESSWAY, PLANO, TX                75074
         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (972) 881-2900

                                      NONE
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

On May 16, 2002, PFSweb, Inc. (the "Company") received a letter from The Nasdaq Stock Market indicating that the Company no longer complies with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5), and that the Company's common stock is, therefore, subject to delisting from The Nasdaq National Market. The Company announced that it has requested a hearing from Nasdaq to appeal the Nasdaq Staff determination.

The Company's hearing request will defer the delisting pending a decision by the Nasdaq Listing Qualifications Panel. Until the Panel reaches its decision, the Company's common stock will remain listed and will continue to trade on the Nasdaq National Market. There can be no assurance as to when the Panel will reach a decision or that such a decision will be favorable to the Company. The Company's common stock will be delisted from The Nasdaq National Market if the appeal is denied. In such event, the Company presently expects to apply to list its common stock on the Nasdaq SmallCap Market or another quotation system or exchange on which the shares of the Company would qualify.

The delisting of the Common Stock could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Common Stock.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PFSweb, Inc.



Dated: May 20, 2002                       By: /s/ THOMAS J. MADDEN
                                             -----------------------------------
                                             Thomas J. Madden
                                             Executive Vice President, Chief
                                                Financial and Accounting Officer